Exhibit 99.1

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	August 4, 2007	February 3, 2007	July 29, 2006(a)
			(As restated)
ASSETS
Current Assets:
Cash and cash equivalents	$79	$401	$151
Accounts and other receivables	90	98	100
Merchandise inventories	1,332	1,141	1,356
Current deferred tax assets	19	23	29
Note receivable from Affiliate	—	—	105
Prepaid expenses and other current assets	36	47	31

Total current assets	1,556	1,710	1,772

Property and equipment, net	1,807	1,805	1,723
Goodwill, net	359	359	359
Due from Affiliates, net	162	100	—
Restricted cash	17	13	14
Other assets	106	104	128

	$4,007	$4,091	$3,996

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$735	$748	$525
Accrued expenses and other current liabilities	441	509	346
Income taxes payable	7	50	56
Due to Affiliates, net	—	—	152
Current portion of long-term debt	76	41	33

Total current liabilities	1,259	1,348	1,112

Long-term debt	1,690	1,691	2,267
Note payable to Parent	80	77	74
Deferred tax liabilities	383	405	242
Deferred rent liabilities	166	155	129
Other non-current liabilities	86	62	43
Stockholder’s equity	343	353	129

	$4,007	$4,091	$3,996

(a)	In the fourth quarter of fiscal 2006, we identified errors in the way we had previously accounted for income taxes. As a result we have restated the accompanying consolidated financial statements.

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006(b)	August 4, 2007	July 29, 2006(b)
Net sales	$1,725	$1,635	$3,500	$3,334
Other revenues(a)	34	32	66	60

Total revenues	1,759	1,667	3,566	3,394
Cost of sales	1,117	1,079	2,267	2,180
Cost of other revenues(a)	6	3	12	8

Gross margin	636	585	1,287	1,206
Selling, general and administrative expenses(a)	589	542	1,157	1,069
Depreciation and amortization	59	56	114	129
Net gains on sales of properties	(11)	—	(11)	—
Restructuring (reversals) charges and other	(1)	1	3	5

Total operating expenses	636	599	1,263	1,203

Operating earnings (loss)	—	(14)	24	3
Other (expense) income:
Interest expense (a)	(42)	(80)	(89)	(141)
Interest income	—	6	5	11

Loss before income taxes	(42)	(88)	(60)	(127)
Income tax benefit	14	39	21	53

Net loss	$(28)	$(49)	$(39)	$(74)

(a)	Includes results from transactions with related parties.
(b)	Certain quarter and year-to-date amounts have been restated (as previously reported in the Condensed Consolidated Statement of Operations for the 13 and 26 weeks ended July 29, 2006) in the current quarter presentation. Such amounts are immaterial and primarily relate to the classification of royalty income and related costs, and certain immaterial other non-product revenue in Net sales which have historically been presented as a reduction in Selling, general and administrative expenses.

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	13 Weeks Ended		26 Weeks Ended
	August 4, 2007	July 29, 2006	August 4, 2007	July 29, 2006
Cash Flows from Operating Activities:
Net loss	$(28)	$(49)	$(39)	$(74)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59	56	114	129
Gain on sales of properties	(11)	—	(11)	—
Amortization of debt issuance costs	6	7	11	15
Deferred income taxes	—	(44)	—	(57)
Other	3	2	12	8
Changes in operating assets and liabilities:
Accounts and other receivables	4	(53)	13	(39)
Merchandise inventories	(36)	22	(184)	(180)
Prepaid expenses and other assets	—	(7)	1	(4)
Accounts payable, accrued operating expenses and other liabilities	(76)	375	(114)	345
Due to affiliates, net	(37)	(666)	(58)	(724)
Income taxes payable	(15)	(7)	(31)	(19)

Net cash used in operating activities	(131)	(364)	(286)	(600)

Cash Flows from Investing Activities:
Capital expenditures	(57)	(43)	(76)	(58)
(Increase) decrease in restricted cash	(3)	(2)	(4)	3
Proceeds from sale of fixed assets and properties	10	2	10	10
Acquisition of minority interest in Toysrus.com	—	—	—	(6)

Net cash used in investing activities	(50)	(43)	(70)	(51)

Cash Flows from Financing Activities:
Long-term debt borrowings	86	1,476	86	1,481
Long-term debt repayment	(32)	(1,020)	(54)	(1,039)
Capitalized debt issuance costs	—	(20)	—	(20)

Net cash provided by financing activities	54	436	32	422

Effect of exchange rate changes on cash and cash equivalents	(4)	(2)	2	6
Cash and cash equivalents:
(Decrease) increase during period	(131)	27	(322)	(223)
Cash and cash equivalents at beginning of period	210	124	401	374

Cash and cash equivalents at end of period	$79	$151	$79	$151